UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2006

MedAire, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C025328-02	86-0528631
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona		85281
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3764

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

The disclosure under Item 5.02 of this report is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 10, 2006, MedAire, Inc. (the "Company") elected to exercise its right under the employment agreement dated January 31, 2006 between the Company and Ms. Michelle Hanson ("Ms. Hanson"), its Chief Financial Officer, to place Ms. Hanson on garden leave with an effective date of July 26, 2006.

Pursuant to the terms of her existing Employment Agreement, Ms. Hanson will continue to receive the following benefits through April 27, 2007, when her employment and her employment agreement shall terminate:

(1) Annual base salary of $157,647, and (2) all benefits and perquisites.

Item 8.01 Other Events.

The Company is currently conducting its standard pre-employment process with respect to the appointment of a new Chief Financial Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAire, Inc.

July 13, 2006	By:	James A. Williams

Name: James A. Williams
Title: Chief Executive Officer